                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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                            CAPSOURCE FINANCIAL, INC.
                            -------------------------
                (Name of Registrant as Specified In Its Charter)

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CapSource Financial, Inc.

2305 Canyon Boulevard, Suite 103

Boulder, Colorado 80302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD JULY 8, 2004

TO THE SHAREHOLDERS OF

CAPSOURCE FINANCIAL, INC.

YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of CapSource Financial, Inc. will be held on Thursday, July 8, 2004, at 10:00 A.M., (MDT), at the offices of KPMG LLP, 4400 Arapahoe, Suite 280, Boulder, Colorado 80303.  It is not necessary for you to attend the Annual Meeting, nor are you requested to send us a proxy.  The only business to be considered and acted on at the Annual Meeting will be:

1) Election of four (4) directors;

2) Ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2004; and

3)  The transaction of such other business that may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this notice and will be effective July 19, 2004.    The Company’s principal shareholder, Randolph M. Pentel, owns approximately 85% of the Company’s common stock and Mr. Pentel has indicated to management that he intends to vote for management’s nominees for election as Directors and the ratification of the appointment of KPMG LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2004.

By Order of the Board of Directors,

/s/ Steven E. Reichert

Steven E. Reichert, Esq.

Secretary

Dated June 23, 2004

CapSource Financial, Inc.

June 23, 2004

Dear Shareholder:

Last year was one of accomplishment, growth and challenge for our company. In July 2003 our company completed its initial public offering.  Our common stock now trades on the electronic bulletin board under the symbol CPSO.

For the year ended December 31, 2003 consolidated net sales were up 55% to $6,206,151 compared with $4,008,517 for the same period last year.  The increases were primarily due to additional trailer sales resulting from the company’s expanded sales efforts during 2003, including the opening of a new trailer sales facility in Mexico City.  Lease/rental income was approximately equal to that of 2002.

We believe that the significant increases in sales validates our business model which predicts significant increases in demand for transportation equipment in Mexico due to expanded trade brought about by NAFTA.

For the year ended December 31, 2003 the operating loss was $1,351,457 compared with $853,275 for the same period last year. The increased operating loss was attributable, in part, to costs incurred in expanding the company’s sales operations.  The company also incurred additional legal and administrative expenses associated with its initial public offering, which concluded in July 2003, as well as other costs related to compliance with legal and regulatory requirements of being a public company.

The challenge for 2004 will be to continue to increase revenue while controlling costs - the goal is to achieve profitability.  With our dedicated employees, support from our shareholders and a focused strategy for growth and profitability, I am confident we are well positioned for future success.

Sincerely,

/s/ Fred Boethling

Fred Boethling

CEO and Director

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

GENERAL INFORMATION

This information statement is furnished by the Board of Directors of CapSource Financial, Inc. (“CapSource” or the “Company”) to the holders of record at the close of business on May 24, 2004, (the “Record Date”), of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Shareholders of record at the close of business on May 24, 2004 are being furnished copies of this Information Statement.  This Information Statement is first being mailed to shareholders of the Company on or about June 23, 2004.  The Company’s annual report on Form 10-KSB for 2003, as amended and including financial statements for the year ended December 31, 2003, is being provided along with this Information Statement and is available on the Company’s website at http://www.capsource-financial.com/investorrelations.html and at the Securities and Exchange Commission’s website at www.sec.gov.

The Company, a Colorado corporation, maintains principal executive offices at 2305 Canyon Boulevard, Suite 103, Boulder, Colorado 80302.  The cost of preparing and mailing this Information Statement and accompanying materials will be borne by the Company.

SHAREHOLDERS ENTITLED TO VOTE; DISSENTER’S RIGHTS

We are not seeking written consent or proxies from any of our shareholders other than Mr. Pentel, and our other shareholders will not be given an opportunity to vote with respect to the business to be transacted at the Annual Meeting.  However, all shareholders are cordially invited to attend the Annual Meeting and to discuss the Company’s business with management.  This Information Statement is being furnished solely for the purpose of advising shareholders of the action to be taken by written consent and giving shareholders advance notice of the actions taken, as required by the Exchange Act.

Shareholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken at the Annual Meeting have no right under Colorado law to dissent or require a vote of all shareholders.

ELECTION OF DIRECTORS

Four (4) directors will be elected to hold office effective beginning July 19, 2004, until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. Directors are elected by plurality vote.

DIRECTORS

Set forth below is certain information about the individuals who will be elected to the CapSource Board of Directors. The name, age and current position with the Company, if any, of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees were elected to the Board of Directors at the last annual meeting and all are currently serving as directors of the Company.

Name	Age	Position
Randolph M. Pentel	45	Chairman
Fred C. Boethling	58	President, CEO, Director
Steven E. Reichert	56	Vice President, Director
Lynch Grattan	53	Director

FRED C. BOETHLING. President, Chief Executive Officer and Director - CapSource Financial, Inc.; Director - Rentas y Remolques de Mexico, S.A. de C. V; Director - Remolques y Sistemas Aliados de Transportes, S.A. de C. V. Mr. Boethling is responsible for the overall direction and management of CapSource and its subsidiaries. From 1994 to 1998, he was Co-Managing Partner of Capstone Partners, a firm specializing in planning and finance. From 1989 to 1993, Mr. Boethling was President, CEO and Chairman of the Board of Directors of KLH Engineering Group, Inc, a NASDAQ-listed engineering services holding company. During this period, Mr. Boethling developed the in-house acquisition management systems and procedures, developed and managed the deal flow, evaluated over 400 acquisition candidates and completed seventeen acquisitions and took the firm public. From 1983 to 1988, Mr. Boethling was Chairman of Sandstone Capital Corporation, a private management consulting and investment firm specializing in start-ups. From 1979 to 1982, he was a co-founder, President and Director of Hart Exploration & Production Co., a NASDAQ-listed independent oil and gas firm. Prior to that, for a period of eleven years, Mr. Boethling was employed by Cities Service Oil Company, a Tulsa, Oklahoma-based, NYSE-listed major oil company, first as an Engineer in Midland, Texas and then as Exploration Manager for Canada-Cities Service, Ltd., the Canadian subsidiary of Cities Service. Mr. Boethling graduated from the University of Minnesota with a Bachelor’s degree in engineering in 1968.

STEVEN E. REICHERT. Vice President, General Counsel, Secretary and Director - CapSource Financial, Inc.; Director - Rentas y Remolques de Mexico, S.A. de C. V.; Director - Remolques y Sistemas Aliados de Transportes, S.A. de C. V. Mr. Reichert serves as general counsel for CapSource and is responsible for the negotiation of various agreements and general legal matters and is involved in developing and implementing overall financial strategy for CapSource. From 1994 to 1998, he was Co-Managing Partner of Capstone Partners. From 1991 to 1994, Mr. Reichert was associated with the international law firm of Popham, Haik, Schnobrich & Kaufman, Ltd. where he practiced in the area of securities and complex commercial litigation. Prior to that, Mr. Reichert was a founder and Senior Vice President and Director responsible for strategic planning, acquisitions and capital development for Sequel Corporation, a NASDAQ-listed, telecommunications company. From 1979 to 1982, Mr. Reichert was a co-founder, Senior

Vice President and Director of Hart Exploration & Production Co., a NASDAQ-listed independent oil and gas firm. From 1966 to 1979, Mr. Reichert was Vice President in charge of the Underwriting Department at Dain Bosworth, Inc., a regional investment banking firm. He is a member of the Board of Arbitrators for the National Association of Securities Dealers. Mr. Reichert received his Juris Doctor degree (Cum Laude) from Hamline University School of Law in 1991 and his undergraduate degree in economics from the University of Minnesota in 1990.

LYNCH GRATTAN. Director - CapSource Financial, Inc.; Director General and Director - Rentas y Remolques de Mexico, S.A. de C. V.; Director General and Director - Remolques y Sistemas Aliados de Transportes, S.A. de C. V. Mr. Grattan is responsible for the overall management of REMEX and RESALTA. He has substantial experience with Mexican development banks and other financial institutions. In addition, he has been involved with various privatization efforts in Mexico. While he was born in the U.S., Mr. Grattan has spent much of his life in Mexico. He has been a resident of Mexico City for the past 18 years. He brings to us a thorough understanding of the Mexican business culture, a broad base of contacts among Mexican and multi-national business leaders domiciled in Mexico and a familiarity with Mexican government departments and agencies. Prior to joining REMEX, from 1995 to 1997, Mr. Grattan was a Partner with Palmer Associates, S.C., a risk management and consulting firm based in Mexico City. Beginning in 1992, Mr. Grattan provided agribusiness consulting services to a wide range of clients. Also, in 1992, Mr. Grattan organized the agribusiness division of FINBEST, S.C., a small Mexican merchant banking firm. While he is no longer active in the firm, he remains a Partner. While he is employed full time at REMEX and RESALTA, he is widely respected in the agribusiness sector and is called upon from time to time for public speaking engagements. REMEX encourages this practice as it helps build relationships, which are essential to doing business in Mexico. From 1987 to 1992, he represented ConAgra International, Inc. in Mexico. He opened and served as Director of the Con-Agra Offices in Mexico City, where his primary responsibility was the formation of export/import joint ventures. From 1982 to 1987, Mr. Grattan was Marketing and Sales Manager for the Protein Technologies division of Ralston Purina Company. He organized, staffed, trained and directed the national sales force for Isolated Soy Protein Products in Mexico. From 1975 to 1981, Mr. Grattan was employed by Purina S.A. de C.V., the Mexican subsidiary of Ralston Purina Company, first as District Manager and later as National Products Manager. Mr. Grattan is a member of numerous Mexican civic and business organizations. He is active in the American Chamber of Commerce in Mexico City, the largest Chamber of Commerce outside the U.S. He has won several awards from the Chamber and is currently Vice Chairman of the Agribusiness Committee. He holds a Bachelors Degree in Agricultural Engineering from Texas Tech University.

RANDOLPH M. PENTEL. Director - CapSource Financial, Inc.; Director - Rentas y Remolques, S.A. de C. V.; Director - Remolques y Sistemas Aliados de Transportes, S.A. de C.V. Mr Pentel is also the Managing Member and principal owner of RTL Group, LLC. In addition, he is the Executive Vice President and principal owner of Notification Systems, Inc., the largest provider of large-dollar check return notifications in the U.S. The electronic network, developed by Mr. Pentel, known as EARNS, supplies banks with advanced data notification of checks in the process of failing to clear, thereby allowing financial institutions nationwide the ability to reduce operating losses. Since 1987, Notification Systems, Inc. has grown steadily from 4,500 notifications per day, to over 30,000 in 2000. Currently 99 of the largest 100 U.S.

banks are customers of EARNS, as are approximately 80% of the top 300 banks in the U.S. Mr. Pentel is involved in various international charitable organizations.

Director Compensation

We grant employee members of the Board of Directors for their services on the Board, warrants to purchase 25,000 shares of common stock at prices determined to be fair market value at the time of grant. We also grant non-employee members of the Board of Directors for their services on the Board, warrants to purchase 50,000 shares of common stock at prices determined to be fair value at the time of grant, and a $500 fee per meeting attended. All warrants vested immediately and expire five years from the date of grant.

Executive Compensation

Our Board of Directors determines executive compensation. The following table provides certain information regarding compensation earned by or paid to our Chief Executive Officer, Vice President/General Counsel and Vice President/Chief Financial Officer during each of the past three years.  No other executive officers received compensation in excess of $100,000 during the most recent fiscal year.

CapSource Financial, Inc.
Summary Compensation Table
As of 12/31/03

		Annual Compensation						Long Term Compensation
Name and Principal Position	Fiscal Year Compensation	Salary		Bonus		Consulting Fees		Securities Underlying Warrants		All Other(10)
Fred C. Boethling	2001	$96,000						25,000	(7)	$2,874
CEO & President	2002	$123,000	(1)					25,000	(7)	$2,318
	2003	$133,800	(2)	$50,000	(8)			25,000	(7)	$2,569

Steven E. Reichert	2001	$96,000						25,000	(7)	$2,874
Vice President and	2002	$108,000	(3)					25,000	(7)	$2,318
General Counsel	2003	$112,800	(4)	$50,000	(8)			25,000	(7)	$2,569

Steven J. Kutcher	2001					$94,048	(6)	20,000	(8)
CFO and Vice	2002	$64,000	(5)			$50,269	(6)	25,000	(7)	$2,318
President	2003	$128,000						25,000	(7)	$2,569

(1)

Includes $24,300 of compensation earned but not paid in 2002, paid by CapSource common stock issued in October 2003

(2)

Includes $32,400 of compensation earned in 2003, paid by CapSource common stock issued in October 2003.

(3)

Includes $10,800 of compensation earned but not paid in 2002, paid by CapSource common stock issued in October 2003

(4)

Includes $14,400 of compensation earned in 2003, paid by CapSource common stock issued in October 2003.

(5)

Represents six months of salary.  Employment commenced July 1, 2002.

(6)

Executive provided independent consulting services to the Company prior to being employed as CFO effective July 1, 2002.

(7)

Warrants granted to the executive in his capacity as a director.

(8)

Warrants granted to the executive in lieu of consulting fees.

(9)

Incentive for completion of initial public stock offering, granted under 2000 employment agreement; paid by CapSource common stock issue in October 2003.

(10)

Represents executive's individual share of executive compensation pool, which consists of 1.5% of REMEX's lease revenue for the fiscal year.

Employment Agreements

On December 10, 2000 we entered into employment agreements with Mr. Boethling, Mr. Reichert and Mr. Grattan. Those agreements provide that we will employ Mr. Boethling, Mr. Reichert and Mr. Grattan for a period ending two years after we give written notice of our intention to terminate either Mr. Boethling, Mr. Reichert or Mr. Grattan or until they turn 65 years of age, whichever is earlier. The contracts provide for an annual minimum base salary of $96,000 subject to adjustments at the discretion of the Board of Directors, participation in any other insurance, pension, savings and health and welfare plans offered by the Company, and the executive’s option to receive up to 25% of his base salary in common stock on the basis of one (1) share of common stock for each $1.00 of base salary so designated. Salary accrued in 2002 and 2003 for Mr. Boethling and Mr. Reichert in the amounts $56,700 and $25,200, respectively, was paid by CapSource common stock issued in October 2003, in lieu of cash payment. The employment may be terminated for cause or breach of the contract after opportunity to cure.  In January 2004, Mr. Reichert agreed to a modification of his employment contract which provided that his minimum annual base salary be reduced to $65,000 and his hours of employment be reduced accordingly.  All other provisions of his employment contract remain in effect.

Options; Warrants and 2001 Stock Option Plan

Effective February 16, 2001, our Board of Directors and Stockholders adopted the 2001 Omnibus Stock Option and Incentive Plan. This plan provides for the grant of options to purchase shares of common stock to our key employees, directors and advisors. The aggregate number of shares of common stock that can be awarded under the plan is 550,000. The plan permits the Board to grant qualified options with an exercise price of not less than the fair market value on the date of grant, and non-qualified options at an exercise price of not less than eighty-five percent (85%) of the fair market value of CapSource’s underlying shares of common stock on the date of the grant. The plan permits the Board to grant options with a term of up to ten years for certain qualified options and not more than five years for options granted to a person holding 10% or more of our stock. However, we do not intend to issue any options with a term longer than five years. Options will be used by us to attract and retain certain key individuals and to give such individuals a direct financial interest in our future success and profitability. There are currently no outstanding options to purchase shares under the 2001 Stock Option Plan.

The following table summarizes the aggregate value of the warrants to which the named executive was entitled at December 31, 2003 by the executive officers named in the Summary Compensation Table.

Year-End Values

Number of Securities Underlying

Value of Unexercised

Unexercised Warrants at

In-the-Money Warrants at

Year-End

Year-End (2)

Name

Exercisable

Unexercisable

Exercisable

Unexercisable

Fred C. Boethling

125,000(1)

—

$43,750

—

Steven Reichert

125,000(1)

—

$43,750

—

Steven Kutcher

70,000(1)

—

$13,000

—

_________________________________

(1)

These warrants vested 100% at the time of grant and were granted to the executive in his capacity as a director.

(2)

Based on an estimated market price of $1.75 per share.

MEETINGS AND COMMITTEES OF THE BOARD

During the year ended December 31, 2003, there were two meetings of the Board of Directors. Each incumbent director attended all of the meetings of the Board of Directors.

The Company is not a listed issuer as defined in 17 CFR § 240.10A-3 and, therefore, is not subject to the requirement that is imposed on listed issuers to establish an audit committee with independent members.  The Company does not have a separately-designated standing audit committee of the Board of Directors established in accordance with section 3(a)(58)(A) of the Exchange Act, or a committee performing similar functions.  The entire Board of Directors acts as the Company’s audit committee as specified in section 3(a)(58)(B) of the Exchange Act.  The members of the Company’s Board of Directors are Randolph M. Pentel, Fred C. Boethling, Steven E. Reichert and Lynch Grattan.

Steven J. Kutcher, the Company’s Chief Financial Officer and financial expert serving on the Board of Directors acting as the audit committee, resigned from the Company’s Board of Directors effective May 27, 2004.  However, Mr. Kutcher has agreed to consult with the Company on a part-time basis regarding financial matters.  As of the date of this Information Statement, the Company does not have a financial expert serving on its Board of Directors.  The Company is in the process of attempting to engage a financial expert to serve on its Board of Directors.

The Company is not required to have, and does not have, separately–designated standing nominating or compensation committees of the Board of Directors, or committees performing similar functions.  The entire Board of Directors acts as the Company’s nominating and compensation committees.  The Board of Directors believes that it is appropriate for the Company not to have such committees because of the concentration of ownership of the Company's securities, and because of the size of the Company’s Board of Directors and the additional costs that this would impose on the Company.  Each member of the Board of Directors participates in the consideration of director nominees and officer and director compensation.  The Company does not have a nominating committee or a compensation committee charter.

None of the members of the Company’s Board of Directors are independent, using the definition of “independent” as adopted by NASDAQ and approved by the Commission.  We continue to use our best efforts to appoint two independent directors.  We expect to amend our Bylaws with respect to the appointment of at least two independent directors and the approval by those independent directors of any future material transactions, loans or forgiveness of loans to officers and directors.

The Board of Directors, acting as the nominating committee, does not have a policy with regard to the consideration of any director candidates recommended by security holders.  The Board of Directors, acting as the nominating committee, believes that it is appropriate for the Company not to have such a policy because of the concentration of ownership of the Company's securities and because of the size of the Company’s Board of Directors and the additional costs this would impose on the Company.

While the Company’s Board of Directors, acting as the nominating committee, would consider candidates recommended by shareholders, the Company does not currently have any policies or procedures in place for shareholders to nominate candidates.  The Board of Directors, acting as the nominating committee, does not currently have any specific, minimum qualifications that it believes must be met by a Board of Director’s recommended nominee.  While nominees must possess relevant experience and/or education, the Board of Directors does not have a specific set of qualities or skills that nominees must possess.

The Board of Directors, acting as the nominating committee, does not have a defined process for identifying and evaluating nominees for director.  As such, there are no differences in the manner in which the Board, acting as nominating committee, evaluates nominees for director based on whether the nominee is recommended by a security holder.

The Company’s Board of Directors welcomes communications from shareholders.  Shareholders may send communications to the Board of Directors or to any director in particular, c/o CapSource Financial, Inc. 2305 Canyon Boulevard, Suite 103, Boulder, Colorado 80302.  Any correspondence addressed to the Board of Directors or to any one of the Company’s directors in care of the Company’s offices will be forwarded to the addressee without review by management.

The Company encourages and expects each member of the Board of Directors to attend each annual meeting.  All of the members of the Board of Directors except Steven Kutcher and Lynch Grattan attended the annual meeting for 2003.

RATIFICATION OF SELECTION OF AUDITORS

The Board of Directors has selected KPMG LLP as the independent auditors for the Company for the fiscal year 2004. The Company’s principal shareholder has indicated his intention to ratify the Board of Directors selection. A representative of KPMG LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

The following fees have been, or will be, billed by KPMG LLP, the Company’s independent auditors, for the fiscal years ending December 31, 2003 and December 31, 2002.

Audit Fees

The aggregate fees billed by KPMG LLP for services for the fiscal years ended December 31, 2003 and December 31, 2002, which related to the annual financial statement audit, reviews of quarterly financial statement, statutory audits and review of documents filed with the Securities and Exchange Commission, approximated $121,400 and $131,000, respectively.

Audit-Related Fees

The Company did not incur any audit-related fees for the fiscal years ended December 31, 2003 or December 31, 2002.

Tax Fees

The aggregate fees billed by KPMG LLP for services rendered to the Company, for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 approximated $6,600 and $5,500, respectively.

All Other Fees

The Company did not incur any other fees with KPMG LLP for the fiscal years ended December 31, 2003 or December 31, 2002.

Pre-Approval Policies

The Board of Directors of the Company acts as the audit committee for the Company.  The Board of Directors does not have any specific pre-approval policies and procedures with respect to the engagement of auditors.  All of the Audit-Related Fees, Tax Fees and All Other Fees discussed above, if any, were approved by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

(a) Security ownership of certain beneficial owners (5% or greater).

The following table presents information provided to us about the beneficial ownership of common stock as of December 31, 2003, by persons known to us to hold 5% or more of our stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Shares

Randolph Pentel(2)	9,089,200	85.2%

(1)

The address of the named individual is c/o CapSource Financial, Inc., 2305 Canyon Boulevard, Suite 103, Boulder, Colorado 80302

(2)

Includes 375,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(b)

Security ownership of management.

The following table presents information provided to us as to the beneficial ownership of Common Stock as of December 31, 2003, by all current directors, executive officers and all directors and executive officers as a group. All shares represent sole voting and investment power, unless indicated to the contrary.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Shares
Fred C. Boethling (2)	457,730	4.3%
Steven Reichert (3)	436,730	4.1%
Randolph Pentel (4)	9,089,200	85.2%
Lynch Grattan (5)	125,000	1.2%
Steven Kutcher (6)	76,000.7%

All directors and officers and as a group (5 persons) (7)	10,184,660	95.4%

(1)

The addresses of all the named individuals are c/o CapSource Financial, Inc., 2305 Canyon Boulevard, Suite 103, Boulder, Colorado 80302

(2)

Includes 125,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(3)

Includes 125,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(4)

Includes 375,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(5)

Includes 125,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(6)

Includes 70,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.
(7)

Includes 820,000 shares of common stock issuable upon the exercise of warrants that are currently exercisable.

(c)

Changes in control.

As of the date of mailing of this Information Statement, there are no arrangements, which may result in a change in control of the Company

Transactions With Management and Others

On October 31, 2003, Randolph Pentel, a director, converted $2,064,133 notes payable and convertible notes payable to him, into 1,461,680 shares of our common stock:  $1,405,724 of non-convertible notes were converted into 803,271 shares at a conversion price of $1.75 per share. $658,409 of convertible notes were converted into 658,409 shares at a conversion price of $1.00 per share

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of its common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”) and the National Association of Securities Dealers, Inc.  Officers, directors and greater than ten percent shareholders are required by the Commission to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it the Company believes that during 2003 all filing requirements applicable to its officers, directors and greater than ten percent shareholders were complied with.

SHAREHOLDER PROPOSALS

Any shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders, including those to nominate candidates for election to the Company’s Board of Directors, must be received by the Company no later than ten days prior to the 2005 Annual Meeting of Shareholders, at the Company’s principal executive office at 2305 Canyon Boulevard, Suite 103, Boulder, Colorado 80302 in order to be considered for at that meeting

At any shareholder meeting, the Chairman of the meeting may refuse to acknowledge the nomination of any person, or the proposal of any business, not made in compliance with the Bylaws.   Any stockholder desiring a copy of the Company’s Bylaws will be furnished one without charge upon written request sent to the Secretary of the Company at the address stated above

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the 2004 Annual Meeting.  We are providing a copy of our annual report on Form 10-KSB for the fiscal year ended December 31, 2003, as amended, which includes the consolidated financial statements of the Company and its subsidiaries, along with this Information Statement.

By Order of the Board of Directors,

/s/ Steven E. Reichert

Steven E. Reichert, Esq.

Secretary

Dated June 23, 2004